EXHIBIT 10.2

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

EL CAPITAN PRECIOUS METALS, INC.

CONVERTIBLE NOTE

Issuance Date: February 21, 2017	Original Principal Amount:	$550,000.00
Note No. ECPN-1	Maximum Aggregate Advance Amount:	$500,000.00

FOR VALUE RECEIVED, El Capitan Precious Metals, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of Lucas Hoppel or registered assigns (the “Holder”) the amount set out above as the Original Principal Amount, or such lesser amount based on actual Advances (as defined below) hereunder (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).

An initial advance of One Hundred Thousand Dollars ($100,000) shall be made by the Holder to the Company on the Issuance Date (the “Initial Advance”). At any time on or before the Maturity Date, the Company may request that the Holder make one or more additional advances hereunder (each an “Additional Advance” and together with the Initial Advance, the “Advances” and each an “Advance”) in amounts in the aggregate, and when added to the Initial Advance, equal the $500,000 Maximum Aggregate Advance Amount. Holder may elect, in its sole discretion, to make any such Additional Advance, but shall not be obligated to do so. At the closing of each Advance, the outstanding Principal amount of the Note attributable to such Advance shall be 110% of the amount of such Advance (i.e., upon funding the Initial Advance of $100,000, the outstanding Principal amount of the Note attributable to the Initial Advance will be $110,000).

For purposes hereof, the term “Outstanding Balance” means the Principal amount attributable to all Advances, as reduced or increased, as the case may be, pursuant to the terms hereof for repayment, conversion, breach hereof or otherwise, plus any accrued but unpaid Interest, collection and enforcements costs, and any other fees, penalties, damages or charges incurred under this Note.

(1)          GENERAL TERMS

(a)            Payment of Principal. The “Maturity Date” shall be six months from the Issuance Date, as may be extended at the option of the Holder in the event that, and for so long as, an Event of Default (as defined below) shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default.

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(b)           Interest. Interest shall accrue on the outstanding Principal amount attributable to each Advance, as reduced or increased, as the case may be, pursuant to the terms hereof for repayment, conversion, breach hereof or otherwise, commencing on the date that such Advance is made, at a rate equal to of seven percent (7%) (“Interest Rate”). Except to the extent converted into Common Stock pursuant to the terms hereof, all accrued and unpaid Interest shall be paid on the Maturity Date (or sooner as provided herein) to the Holder or its assignee in whose name this Note is registered on the records of the Company regarding registration and transfers of Notes in cash.

(c)            Security. This Note shall not be secured by any collateral or any assets pledged to the Holder

(2)          EVENTS OF DEFAULT.

(a)           An “Event of Default”, wherever used herein, means the occurrence of any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) and the Company’s receipt of written notice of the declaration of such Event of Default by Holder:

(i)           The Company’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note;

(ii)           A Conversion Failure as defined in section 3(b)(ii);

(iii)         The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding, in each case which remains undismissed for a period of sixty-one (61) days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty-one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iv)         a default initially occurring on or after the Issuance Date by the Company or any subsidiary of the Company in any of its obligations under any other Note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $50,000, whether such indebtedness now exists or shall hereafter be created;

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(v)          The Common Stock is suspended or delisted for trading on the Over the Counter OTCQB Venture Marketplace, OTC Pink Open Marketplace, or other principal market (the “Primary Market”);

(vi)         The Company loses its ability to deliver shares via “DWAC/FAST” electronic transfer;

(vii)        The Company loses its status as “DTC Eligible”;

(viii)       The Company shall become late or delinquent in its filing requirements as a fully-reporting issuer registered with the Securities & Exchange Commission;

(ix)          The Company shall fail to reserve and keep available out of its authorized Common Stock a number of shares equal to at least the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note.

(b)           Upon the occurrence of any Event of Default (i) the Outstanding Balance shall immediately increase to 140% of the Outstanding Balance immediately prior to the occurrence of the Event of Default, and (ii) (ii) a penalty of $500 (five hundred) per day shall accrue until the default is remedied, and (iii) the Conversion Price shall be permanently redefined to equal 60% of the average of the three (3) lowest traded prices during the fourteen (14) consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note, subject to adjustment as provided in this Note (collectively the “Default Effect”).

(3)          CONVERSION OF NOTE.     This Note shall be convertible into shares of the Company’s Common Stock, on the terms and conditions set forth in this Section 3.

(a)            Conversion Right. Subject to the provisions of Section 3(c), at any time on or after the Issue Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(b), at the Conversion Price (as defined below). The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 3(a) shall be equal to the quotient of dividing the Conversion Amount by the Conversion Price. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all of its own transfer agent fees, legal fees and costs and any other fees or costs that may be incurred by it or charged to it in connection with the issuance of shares of the Company’s Common Stock to the Holder arising out of or relating to the conversion of this Note.

(i)          “Conversion Amount” means the portion of the Outstanding Balance to be converted.

(ii)         “Conversion Price” shall equal the VWAP of the Common Stock on the trading day prior to the Initial Advance or, if lower, the VWAP on the trading day prior to any Additional Advance, in each case subject to adjustment as provided in this Note. The Conversion Price in effect following the Initial Advance is reflected on Schedule 1 to this Note, which Schedule shall be updated from time to time to reflect any adjustments to the Conversion Price.

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(b)           Mechanics of Conversion.

(i)          Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by email, facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York, NY Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company. On or before the third Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (A) if legends are not required to be placed on certificates of Common Stock pursuant to the then existing provisions of Rule 144 of the Securities Act of 1933 (“Rule 144”) and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant the Rule 144. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall, upon request of the Holder, as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.

(ii)         Company’s Failure to Timely Convert. If within three (3) Trading Days after the Company’s receipt of the facsimile or email copy of a Conversion Notice, the Company fails to issue and deliver to Holder, in the manner required under Section 3(b)(i), the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount (a “Conversion Failure”), the outstanding Principal amount of the Note shall increase by $2,000 per Trading Day until the Company issues and delivers a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount (and interest on such additional Principal amount shall be deemed to have accrued thereon from the Issuance Date). The Company will not be subject to any penalties once its transfer agent processes the shares to the DWAC system. If the Company fails to deliver shares in accordance with the timeframe stated in Section 3(b)(i), resulting in a Conversion Failure, the Holder, at any time prior to receiving such shares, may rescind, in whole or in part, the corresponding conversion and have the rescinded Conversion Amount returned to the Outstanding Balance (and interest on such rescinded Conversion Amount shall be deemed to have accrued thereon from the Issuance Date as if such conversion had not occurred).

(iii)         DWAC/FAST Eligibility. If there is a Conversion Failure as defined in Section 3(b)(ii), and if the Holder incurs a Market Price Loss, then at any time subsequent to incurring the loss the Holder may provide the Company written notice indicating the amounts payable to the Holder in respect of the Market Price Loss and the Company must make the Holder whole by either of the following options at Holder’s election:

Market Price Loss = [(High trade price for the period between the day of conversion and the day the shares clear in the Holder’s brokerage account) x (Number of shares receivable from the conversion)] – [(Net Sales price realized by Holder) x (Number of shares receivable from the conversion)].

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Option A – Pay Market Price Loss in Cash. The Company must pay the Market Price Loss by cash payment, and any such cash payment must be made by the third business day from the time of the Holder’s written notice to the Company.

Option B – Add Market Price Loss to Outstanding Balance. The Company must pay the Market Price Loss by adding the Market Price Loss to the Outstanding Balance (under Holder’s and the Company’s expectation that any Market Price Loss amounts will tack back to the Issuance Date).

If conversion shares may be sold without limitation under Rule 144 or are registered for resale pursuant to an effective registration statement but are not delivered to the Holder by DWAC/FAST electronic transfer, an additional 10% discount to the Conversion Price will apply.

(iv)          DTC Eligibility & Sub-Penny. If the Company fails to maintain its status as “DTC Eligible” for any reason, or, if the effective Conversion Price as calculated in Section 3(a)(ii) is less than $0.01 at any time (regardless of whether or not a Conversion Notice has been submitted to the Company), the outstanding Principal amount of the Note shall increase by ten thousand dollars ($10,000) (and interest on such additional Principal amount shall be deemed to have accrued thereon from the Issuance Date). In addition, the Conversion Price shall be permanently redefined to equal 60% of the average of the three (3) lowest traded prices during the fourteen (14) consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note, subject to adjustment as provided in this Note.

(v)          Par Value True-Up. In the event that the Conversion Price is less than Par Value on the Conversion Date, the Holder may elect to submit a Conversion Notice (attached hereto as Exhibit A) with a conversion price equal to the Company’s Par Value. In addition, upon written notice from the Holder in the form attached hereto as Exhibit B (the “True-Up Notice”), the Holder may require the Company, at the Holder’s election, to either (A) issue and deliver to the Holder a number of shares of Common Stock as equals (X) the Conversion Amount divided by 60% of the lowest trade occurring during the twenty five (25) consecutive Trading Days immediately preceding the applicable Conversion Date, less (Y) the Conversion Amount divided by the Par Value (Any additional shares of Common Stock issuable pursuant to this Section 3(b)(v) shall be referred to herein as “True-Up Shares”), or (B) add to the Outstanding Balance a dollar amount equal to the number of True-Up Shares (as calculated above) multiplied by the high trade price on the Conversion Date (Any dollar amount added to the Outstanding Balance pursuant to this Section 3(b)(v) shall be referred to herein as the “True-Up Balance”) (under Holder’s and the Company’s expectation that any True-Up Balance amounts will tack back to the Issuance Date).

(vi)         Split, Subdivision, Reverse Split or Combination of Shares. If the Company at any time while this Note, or any portion thereof, remains outstanding shall issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, or split, subdivide, reverse split or combine the securities as to which conversion rights under this Note exist, into a different number of securities of the same class, the Conversion Price per share for such securities shall be proportionately decreased in the case of a stock dividend, split or subdivision or proportionately increased in the case of a combination or reverse split and the number of shares which the Holder hereof shall be entitled to receive upon conversion shall be correspondingly appropriately adjusted, provided, however, that if the Conversion Price in effect at such time involves a variable rate formula (including but not limited to the Conversion Price that would be in effect upon triggering of the Default Effect), then the Conversion Price shall not be subject to any such adjustment contained in this paragraph.

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(vii)        Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Outstanding Balance of this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(c)   Limitations on Conversions or Trading.

(i)          Beneficial Ownership. The Company shall not effect any conversions of this Note and the Holder shall not have the right to convert any portion of this Note or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with Section 3(a) and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. The provisions of this Section may be waived by Holder upon not less than 65 days prior written notification to the Company.

(ii)         Capitalization. So long as this as this Note is outstanding, upon written request of the Holder, the Company shall furnish to the Holder information regarding the then-current number of common shares issued and outstanding, the then-current number of common shares authorized, and the then-current number of shares reserved for third parties.

(d)  Other Provisions.

(i)          Share Reservation.     The Company shall at all times reserve and keep available out of its authorized Common Stock a number of shares equal to at least the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note; and within three (3) Business Days following the Company’s receipt from the Holder of written notice that such minimum number of shares of Common Stock is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.

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(ii)         Prepayment.       At any time following the Issuance Date, the Company shall have the option, upon five (5) business days’ notice to Holder, to pre-pay the entire remaining Outstanding Balance in cash, provided that (i) the Company shall pay the Holder 100% of the Outstanding Balance, and (ii) such amount must be paid in cash not later than next business day following such five (5) business day notice period and (iii) the Holder may still convert this Note pursuant to the terms hereof at all times until such prepayment amount has been received in full. Except as set forth in this Section the Company may not prepay this Note in whole or in part.

(iii)        Terms of Future Financings. So long as this Note is outstanding, upon any issuance by the Company or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then the Company shall notify the Holder of such additional or more favorable term and such term, at Holder’s option, shall become a part of the Note. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage. Notwithstanding the forgoing, this Section 3(d)(iii) shall not apply to any Exempt Issuance (as defined below). For such purposes, an “Exempt Issuance” means (A) any issuance of Company securities that is not made pursuant to a bona fide financing transaction, (B) any issuance under the equity line arrangements governed by that certain Equity Purchase Agreement dated March 16, 2016 between the Company and River North Equity, LLC, as amended, or any replacement equity line arrangement with an affiliate of River North Equity, LLC; and (C) any issuance of securities of the Company pursuant to a subsequent financing transaction or arrangement between the Company and the Holder that is unrelated to issuances contemplated by this Note and the corresponding Securities Purchase Agreement between the Company and the Holder. For the avoidance of doubt, Exempt Issuances shall include, without limitation: (Y) the issuance of securities to officers, directors, employees of or consultants to the Company pursuant to compensatory arrangements (whether or not pursuant to a plan), or (Z) securities issued pursuant to leasing arrangements, acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company.

(iv)         All calculations under this Section 3 shall be rounded up to the nearest $0.00001 or whole share.

(v)          Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(4)          PIGGYBACK REGISTRATION RIGHTS. The Company shall include on the next registration statement the Company files with SEC (other than in connection with a merger, acquisition, pursuant to Form S-4 or Form S-8 or successor forms, or on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of shares of Common Stock issued upon conversion of the amount of this Note subject to such Advance) (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of the then Outstanding Balance amount of this Note. Failure to do so will result in liquidated damages of 25% of the outstanding Principal balance of this Note, but not less than $25,000, being immediately due and payable to the Holder at its election in the form of an addition to the balance of this Note. The Holder’s piggyback registration rights shall terminate at the earlier of such time as all of the Registrable Securities have been sold or the date the Holder may sell shares issuable upon conversion of this Note without volume limitations under Rule 144 of Securities Act of 1933, as amended, or otherwise. The Holder’s piggyback registration rights are conditioned on the Holder furnishing the Company with such information regarding the Holder and distribution of conversion shares as the Company may from time to time reasonably request for purposes of preparing the registration statement.

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(5)          REISSUANCE OF THIS NOTE.

(a)            Assignability. The Company may not assign this Note. This Note will be binding upon the Company and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone of its choosing without Company’s approval.

(b)           Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.

(6)          NOTICES.       Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) (iii) upon receipt, when sent by email; or (iv) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be those set forth below at such other address, facsimile number and email address, and/or to the attention of such other person, as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

The addresses for such communications shall be:

If to the Company, to:

El Capitan Precious Metals, Inc.

5871 Honeysuckle Road

Prescott, AZ 86305

E-mail:   antolstephen@gmail.com

If to the Holder:

Lucas Hoppel

295 Palmas Inn Way

Ste 104 PMB 345

Humacao, PR 00791

Email:   Luke@LukeHoppel.com

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(7)          APPLICABLE LAW AND VENUE. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to conflicts of laws thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the city and county of San Diego, in the State of California. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

(8)          WAIVER. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

(9)          LIQUIDATED DAMAGES. Holder and Company agree that in the event Company fails to comply with any of the terms or provisions of this Note, Holder’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Holder and Company agree that any fees, balance adjustments, default interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Holder’s and Company’s expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144).

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:

El Capitan Precious Metals, Inc.

By:	/s/ John Stapleton
Name: John Stapleton Title: Chief Executive Officer

HOLDER:

Lucas Hoppel

By:	/s/ Lucas Hoppel

[Signature Page to Convertible Note No. ECPN-1]

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EXHIBIT A

CONVERSION NOTICE

[Company Contact, Position]
[Company Name]
[Company Address]
[Contact Email Address]

The undersigned hereby elects to convert a portion of the $________ Convertible Note _______ issued to Lucas Hoppel on ____________ into Shares of Common Stock of ____________ according to the conditions set forth in such Note as of the date written below.

By accepting this notice of conversion, you are acknowledging that the number of shares to be delivered represents less than 10% (ten percent) of the common stock outstanding immediately prior to the conversion. If the number of shares to be delivered represents more than 9.99% of the common stock outstanding, this conversion notice shall immediately automatically extinguish and debenture Holder must be immediately notified.

Date of Conversion:

Conversion Amount:

Conversion Price:

Shares to be Delivered:

Shares delivered in name of:

Lucas Hoppel

Signature:

By: Lucas Hoppel

EXHIBIT B

TRUE-UP NOTICE

[Company Contact, Position]
[Company Name]
[Company Address]
[Contact Email Address]

The undersigned hereby gives notice to [COMPANY NAME], a ______ corporation (the “Company”), pursuant to that certain convertible note dated _______ ___, 20__ by and between the Company and the Holder (the “Note”), that the Holder elects to:

___	Receive fully paid and non-assessable True-Up Shares pursuant to Section 3(b)(v) of the Note (such Additional Origination Shares shall be calculated as set forth below), or

___	Add to the Outstanding Balance a dollar amount equal to the True-Up Amount (such True-Up Amount shall be calculated as set forth below).

The number of True-Up Shares Holder is entitled to receive is calculated as follows:

Conversion Amount ($___) / ___% of the lowest trade occurring during the _________ (__) consecutive Trading Days immediately preceding the applicable Conversion Date ($_.__) - Conversion Amount ($___) divided by the Par Value ($_.__) =

____________ True-Up Shares

The amount of True-Up Balance to be added to the Outstanding Balance is calculated as follows:

Number of True-Up Shares (_____) * high trade price on the Conversion Date ($_.__)=

____________ True-Up Balance

Shares delivered in name of:

Lucas Hoppel

Signature:

By: Lucas Hoppel

SCHEDULE 1

CONVERSION PRICE

The Conversion Price in effect immediately following the Initial Advance is $0.0913.